AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED VOTING TRUST AGREEMENT


         This AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING TRUST AGREEMENT (the "Amendment") made as of the 29th day of October, 1999, by and among S. LEE KLING, FRANKLIN A. JACOBS, ROBERT J. FREEMAN, SANFORD WEISS, WAYNE C. DUDLEY, DENNIS DUDLEY, VICKI JO HARKEN, JACKIE WILDEBOER, STEPHEN L. KLING, JR., FRANK FREDERICK KLING, LEE C. KLING, and ALLAN B. KLING (the "Shareholders"), who are the beneficial owners of certain of the shares of the issued and outstanding common stock of TOP AIR MANUFACTURING, INC., an Iowa corporation (the "Corporation"), and ROBERT J. FREEMAN AND DENNIS DUDLEY (the "Voting Trustees").

                                  WITNESSETH:

         WHEREAS, the Shareholders and the Trustees are parties to that certain Amended and Restated Voting Trust Agreement made as of the 15th day of September, 1992 (the "Agreement"); and

         WHEREAS, the Shareholders desire to amend the Agreement to extend the termination date of the Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties to this Amendment mutually agree as follows:

         1. Amendment. It is hereby agreed that Section 10 of the Agreement be deleted in its entirety and replaced with the following:

         "10. Termination. This Restated VTA shall terminate upon the earlier to occur of the following:

              A.   January 4, 2005; or

              B. the date on which the Shareholders unanimously agree to terminate this Restated VTA."

         2. Effect. Except to the extent expressly provided in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.

         Entered into as of the date first above-written.


                                      /s/ S. Lee Kling
                                      ------------------------------------------
                                      S. Lee Kling


                                      /s/ Franklin A. Jacobs
                                      ------------------------------------------
                                      Franklin A. Jacobs


                                      /s/ Robert J. Freeman
                                      ------------------------------------------
                                      Robert J. Freeman


                                      /s/ Sanford Weiss
                                      ------------------------------------------
                                      Sanford Weiss


                                      /s/ Wayne C. Dudley
                                      ------------------------------------------
                                      Wayne C. Dudley


                                      /s/ Dennis C. Dudley
                                      ------------------------------------------
                                      Dennis C. Dudley


                                      /s/ Vicki Jo Harken
                                      ------------------------------------------
                                      Vicki Jo Harken


                                      /s/ Jackie Wildeboer
                                      ------------------------------------------
                                      Jackie Wildeboer


                                      /s/ Stephen L. Kling, Jr.
                                      ------------------------------------------
                                      Stephen L. Kling, Jr.


                                      /s/ Frank Frederick Kling
                                      ------------------------------------------
                                      Frank Frederick Kling


                                      /s/ Lee C. Kling
                                      ------------------------------------------
                                      Lee C. Kling


                                      /s/ Allan B. Kling
                                      ------------------------------------------
                                      Allan B. Kling


                                      TRUSTEES

                                      /s/ Robert J. Freeman, Trustee
                                      ------------------------------------------
                                      Robert J. Freeman, Trustee


                                      /s/ Dennis W. Dudley, Trustee
                                      ------------------------------------------
                                      Dennis W. Dudley, Trustee